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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES  AND  EXCHANGE
   ACT


                         Date of report: April 12, 2001
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                        Commission File Number 000-14692
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                           GLOBAL MAINTECH CORPORATION

               (Exact Name of Registrant as Specified in Charter)

                  Minnesota                                         41-1523657
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          (State or Other Jurisdiction                        (IRS Employer
                  of Incorporation)                         Identification No.)

                     2917 W. 133 Street, Shakopee, MN 55379
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (952) 402-0200
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Item 4.  Changes in Registrant's Certifying Accountant.

              In conjunction with the Company's reorganization, the Company on March 10, 2001, engaged Feldman, Sherb and Company, P.C. as its independent accountants following the resignation of the Company's former independent accountants, KPMG, LLP on November 2, 2000. The change of independent accountants was approved by the Board of Directors of the Company.

 In connection with the audits of the two fiscal years ended December 31, 1998 and 1999, and the subsequent interim period through November 2, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, except as follows:

                  Certain matters involving internal control and its operation that KPMG LLP considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants were communicated by KPMG LLP to the Audit Committee of the Board of Directors of Singlepoint Systems Corporation (formerly and now known as Global MAINTECH Corporation) on June 14, 1999, December 9, 1999 and August 3, 2000. These matters on internal control included (1) controls over revenue recognition related to client acceptance provisions, (2) controls over capitalization of software development costs and
(3) the volume of audit adjustments. Management has authorized KPMG LLP to respond fully to inquiries of the successor accountant concerning these matters.

The former independent accountants' report for the years ended December 31, 1999 and 1998 was unqualified when issued and contained an explanatory paragraph that expressed doubt about the Company's ability to continue as a going concern. Such report, however, did not contain any adverse opinion or disclaimer of opinion or was modified as to audit scope, accounting principles or other uncertainty.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.



April 12, 2001                      GLOBAL MAINTECH CORPORATION
                                     By: /s/ Dale Ragan
                                             Dale Ragan, Chief Executive Officer